IMMUCELL CORPORATION

EXHIBIT 3.3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

IMMUCELL CORPORATION

IMMUCELL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That pursuant to a unanimous written consent of the Board of Directors of ImmuCell Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that said amendment be considered at the next annual meeting of the stockholders of said corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED:	That this Board of Directors hereby declares it advisable that the Certificate of Incorporation of the Corporation be amended by deleting paragraph FOURTH thereof in its entirety and substituting therefor the following:

“FOURTH. The total number of shares which the corporation shall have authority to issue is 8,000,000 shares of common stock with a par value of $.10 per share.”

and that the foregoing proposed amendment be considered at the next annual meeting of the stockholders of the Corporation.

SECOND: That thereafter, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the aforesaid amendment.

THIRD: That said amendment has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, ImmuCell Corporation has caused this Certificate to be signed by Thomas C. Hatch, its President, and attested by Frank E. Ruch, Jr., its Secretary, this 24th day of August, 1992.

IMMUCELL CORPORATION

By:	/s/ Thomas C. Hatch
Thomas C. Hatch
President

ATTEST:

By:	/s/ Frank E. Ruch, Jr.
Frank E. Ruch, Jr.
Secretary